EXHIBIT 99.2

EMPIRE PETROLEUM ANNOUNCES MODIFICATION OF TERMS OF PREVIOUSLY ANNOUNCED RIGHTS OFFERING

TULSA, Okla., March 28, 2024 -- (BUSINESS WIRE) -- Empire Petroleum Corporation (NYSE American: EP) ("Empire" or the "Company"), an oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana, announced today that it has modified the terms of its previously announced subscription rights offering (“Rights Offering”). The Company has distributed at no charge to holders of its common stock, par value $0.001 per share (“Common Stock”), as of the close of business on March 7, 2024 (the record date for the Rights Offering), one subscription right for each share of Common Stock held. As modified, each subscription right entitles the holder to purchase 0.161 shares of Common Stock at a subscription price of $5.00 per one whole share of Common Stock for gross proceeds of up to approximately $20.66 million. The subscription rights are non-transferable, and will not be listed for trading on any stock exchange or market. In addition, holders of subscription rights who fully exercise their subscription rights are entitled to over-subscribe for additional shares of Common Stock, subject to proration.

The expiration of the Rights Offering has been extended to 5:00 p.m., Eastern Time, on April 10, 2024 (“Expiration Date”), subject to further extension or earlier termination.

Phil E. Mulacek, Chairman of the Board of Empire, and Energy Evolution Fund, Ltd., our largest shareholders, have indicated that they intend to participate in the Rights Offering and fully subscribe to the shares of Common Stock corresponding to their subscription rights. They have each also indicated that they intend to fully exercise their over-subscription rights to purchase their pro rata share of the underlying securities related to the Rights Offering that remain unsubscribed at the Expiration Date.

Holders of subscription rights who hold their shares directly have received a prospectus, a prospectus supplement, a letter from Empire describing the Rights Offering, and a subscription rights certificate. Empire will also be providing an additional prospectus supplement regarding the updated terms noted in this news release and an updated subscriptions rights certificate. Those holders who intend to exercise their subscription rights and over-subscription rights should review all of these materials, properly complete and execute the subscription rights certificates, and deliver the subscription rights certificates and full payment to Securities Transfer Corporation, the subscription agent for the Rights Offering, at the address set forth in the prospectus supplement referenced below.

The Rights Offering is more fully described in the prospectus supplement filed with the Securities and Exchange Commission (“SEC”) on March 7, 2024, as supplemented by the prospectus supplement filed with the SEC on March 28, 2024. A copy of the prospectus, prospectus supplements or further information with respect to the Rights Offering may be obtained by contacting Securities Transfer Corporation, the subscription and information agent for the Rights Offering, at (469) 633-0101.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Empire Petroleum

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2022, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

CONTACTS

Empire Petroleum Corporation

Mike Morrisett, President & CEO

539-444-8002

info@empirepetrocorp.com

Investor Relations

Al Petrie Advisors

Wes Harris, Partner

281-740-1334

wes@alpetrie.com